Exhibit 10.2

SCHEDULE B-2

FORM OF FOAMIX VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of [•], 2019, between Menlo Therapeutics Inc., a Delaware corporation (“Menlo”), and [●] (the “Stockholder”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS
(A)
On November 10, 2019, Menlo, Foamix Merger Subsidiary Ltd., a company incorporated under the laws of the State of Israel and registered under No. 516103165 with the Israeli Registrar of Companies, and a direct, wholly-owned subsidiary of Menlo (“Menlo Merger Sub”) and Foamix Pharmaceuticals Ltd., a company incorporated under the laws of the State of Israel and registered under No. 513368811 with the Israeli Registrar of Companies (“Foamix”), are concurrently entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Foamix with Foamix surviving as a wholly owned subsidiary of Menlo, all upon the terms and subject to the conditions set forth therein.

(B)	The Stockholder agrees to enter into this Agreement with respect to the Voting Stock (as defined below) held by such Stockholder.
(C)	As of the date hereof, the Stockholder is the owner of, and has either sole or shared voting power over, such number of Voting Stock as are indicated on Schedule A attached hereto.
(D)	Each of Menlo and the Stockholder has determined that it is in its best interests to enter into this Agreement.
(E)	The Stockholder is entering into this Agreement solely in his, her or its capacity as a shareholder of Foamix and not (if applicable) as a director or officer of Foamix;
 NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Definitions.  When used in this Agreement, except as set forth in the Preamble hereto, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person.  The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  The terms “controlled,” “controlling,” and “under common control with” have meanings correlative thereto.  Notwithstanding the foregoing, the Stockholder shall not be deemed an Affiliate of Foamix or Menlo, and vice versa.

“Beneficially Own,” “Beneficial Owner” or “Beneficial Ownership” shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(i) of the rules and regulations promulgated under the Securities Exchange Act.

“Expiration Time” shall mean the earlier to occur of (a) the Foamix Shareholder Approval and (b) such date and time as this Agreement shall be terminated in accordance with its terms.

“Hedging Activities” means any forward sale, hedging or similar transaction involving any Voting Stock, including any transaction by which any economic risks and/or rewards or ownership of, or voting rights with respect to, any such Voting Stock are Transferred or affected.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any Contract with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby.

“Voting Stock” shall mean, any Foamix Share or any securities convertible into, exchangeable for or otherwise exercisable to acquire Foamix Share or any other securities having (or being convertible into, exchangeable for or otherwise exercisable to acquire any securities having) the ordinary power to vote in the election of members of the Foamix Board, or any right to acquire within sixty days any of the foregoing, whether now owned or hereafter acquired, as well as the Foamix Warrants and any Foamix Shares obtained following the exercise thereof after the execution of this Agreement.

2.           Subject Shares.  The Stockholder agrees that any Voting Stock that such Stockholder Beneficially Owns (including through the 102 Trustee) or owns of record shall be subject to the terms and conditions of this Agreement so long as such Voting Stock is Beneficially Owned (including through the 102 Trustee) or owned of record by such Stockholder.

3.           Agreement to Consent and Approve Prior to Expiration Time.

3.1          Until the Expiration Time, the Stockholder shall not enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Voting Stock that is inconsistent with this Agreement or otherwise take any other action that would (a) in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby, including the receipt of the Foamix Shareholder Approval and the consummation of the transactions contemplated by the Merger Agreement or (b) reasonably be expected to make any of its representations or warranties untrue or incorrect in any material respect.

3.2          Until the Expiration Time, at any meeting of the shareholders of Foamix, however called, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding Voting Stock to adopt and approve the Merger Agreement, the Merger, the other Transaction Documents to which Foamix is a party and the other transactions contemplated by the Merger Agreement and the other Transaction Documents or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, the other Transaction Documents, or the transactions contemplated by the Merger Agreement or the other Transaction Documents is sought, the Stockholder shall vote (or cause to be voted) all Voting Stock (to the extent such Voting Stock are then entitled to vote thereon) in favor of the foregoing.

3.3          Until the Expiration Time, at any meeting of the stockholders of Foamix, however called, or at any postponement or adjournment thereof or in any other circumstances upon which the Stockholder’s vote, consent or other approval (including by written consent) is sought, the Stockholder shall vote (or cause to be voted) all Voting Stock (to the extent such Voting Stock are then entitled to vote thereon), currently or hereinafter owned by the Stockholder against and withhold consent with respect to (a) any action or agreement that has or would be reasonably likely to result in any conditions to the Foamix’s obligations under Section 6.1 and Section 6.3 of the Merger Agreement not being fulfilled, (b) any amendments to Foamix’s articles of association if such amendment would reasonably be expected to prevent or delay the consummation of the Closing or (c) any other action or agreement that would reasonably be expected, to impede, interfere with, delay, or postpone the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of stock of Foamix.  The Stockholder shall not commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

3.4          The Stockholder hereby grants to Menlo and any designee thereof a proxy for the term of this Agreement to vote the Voting Stock as indicated in Sections 3.2 and 3.3 above.  The Stockholder agrees that this proxy shall be irrevocable until the Expiration Time and the Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and the Stockholder hereby revokes any proxy previously granted by the Stockholder with respect to the Voting Stock.  The irrevocable proxy granted hereunder shall automatically terminate upon the Expiration Time.

4.           Litigation.  The Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Foamix, Menlo or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement.

5.           Representations and Warranties of the Stockholder.  The Stockholder hereby represents and warrants to Menlo as follows:1

5.1          Organization.  If such Stockholder is a corporation, partnership, limited liability company, limited liability partnership, syndicate, trust, association, organization or other entity, such Stockholder is duly organized, validly existing, and to the extent applicable, in good standing under the laws of the jurisdiction of its organization.1

5.2          Due Authority.  Such Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement.  This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other applicable Law affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

5.3          Ownership of the Voting Stock.  As of the date hereof, such Stockholder is the owner of the Voting Stock indicated on Schedule A hereto opposite such Stockholder’s name, free and clear of any and all Liens, other than those created by this Agreement.  Such Stockholder has and will have until the Expiration Time either sole or shared voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Stockholder set forth in this Agreement, in each case, over all Voting Stock currently or hereinafter owned by such Stockholder.  As of the date hereof, such Stockholder does not own any capital stock or other voting securities of Foamix, other than the Voting Stock set forth on Schedule A.

[1]

[2]	Note to Draft: To be adapted based on whether Stockholder is an entity or person.

5.4         No Conflict; Consents.

(a)          The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of the obligations under this Agreement and the compliance by such Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to such Stockholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Stockholder, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Voting Stock owned by such Stockholder pursuant to any Contract to which such Stockholder is a party or by which such Stockholder is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)          No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

5.5          Absence of Litigation.  As of the date hereof, there is no Litigation pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

5.6          Absence of Other Voting Agreement.  Except for this Agreement, such Stockholder has not: (i) entered into any voting agreement, voting trust or similar agreement with respect to any Voting Stock or other equity securities of Foamix owned by such Stockholder, or (ii) granted any proxy, consent or power of attorney with respect to any Voting Stock owned by such Stockholder (other than as contemplated by this Agreement or with another Stockholder who has executed this Agreement).

5.7          Reliance.  Such Stockholder has been represented by or had opportunity to be represented by, independent counsel, and that it or its authorized officers have carefully read and fully understand this Agreement and the Merger Agreement.  Such Stockholder understands and acknowledges that Menlo is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

6.           Representations and Warranties of Menlo.  Menlo hereby represents and warrants to the Stockholder as follows:

6.1          Organization.  Menlo is duly organized, validly existing, and in good standing under the laws of its state of incorporation.

6.2          Due Authority.  Menlo has the full power and authority to make, enter into and carry out the terms of this Agreement.  The execution and delivery of this Agreement by Menlo and the consummation by Menlo of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Menlo.  This Agreement has been duly and validly executed and delivered by Menlo and constitutes a valid and binding agreement of Menlo enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other applicable Law affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

6.3         No Conflict; Consents.

(a)          The execution and delivery of this Agreement by Menlo does not, and the performance by Menlo of the obligations under this Agreement and the compliance by Menlo with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to Menlo, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of Menlo, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under any Contract to which Menlo is a party or by which Menlo is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Menlo to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)          No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Menlo in connection with the execution and delivery of this Agreement or the consummation by Menlo of the transactions contemplated hereby, except for filings with the SEC of such reports under the Securities Exchange Act as may be required in connection with this Agreement and the consummation of the transactions contemplated hereby.

6.4          Absence of Litigation.  As of the date hereof, there is no Litigation pending against, or, to the knowledge of Menlo, threatened against Menlo that would reasonably be expected to materially impair the ability of Menlo to perform the obligations of Menlo hereunder or to consummate the transactions contemplated hereby.

7.           Documentation and Information.  To the extent required by Law, the Stockholder hereby (a) consents to and authorizes the publication and disclosure by Menlo and its Affiliates of such Stockholder’s identity and holding of Voting Stock and the nature of its commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Entity, the Joint Proxy Statement, the Registration Statement, any filing required under Section 13 or 16 of the Exchange Act or any other disclosure document in connection with the Merger or any of the transaction contemplated by the Merger Agreement and other Transaction Documents, and (b) agrees to promptly to give to Menlo any information it may reasonably require for the preparation of any such disclosure documents.  The Stockholder hereby agrees to promptly notify Menlo of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document, if and to the extent that any shall have come false or misleading in any material respect.

8.           Non-solicitation.  Unless and until this Agreement shall have been validly terminated in accordance with Section 12, the Stockholder shall not, directly or indirectly (i) solicit, initiate or knowingly encourage, or take any other action designed to, or which is reasonably expected to, facilitate, any Foamix Takeover Proposal, (ii) enter into any agreement with respect to any Foamix Takeover Proposal or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or knowingly furnish to any Person any non-public information with respect to, or otherwise knowingly cooperate with, any proposal that constitutes, or is reasonably expected to lead to, any Foamix Takeover Proposal (each of the actions described in clauses (i), (ii) and (iii), a “Restricted Activity”). Notwithstanding the foregoing, to the extent that Foamix or the Foamix Board is permitted to engage in any Restricted Activities pursuant to Section 5.6 of the Merger Agreement, such Stockholder may participate in such Restricted Activities to the same extent.

9.           Fiduciary Duties.  Nothing contained in this Agreement shall prevent the Stockholder or any Person affiliated with a Stockholder, and who is also a director or officer of Foamix, from exercising his or her fiduciary duties as a director or officer of Foamix including taking any actions permitted under Section 5.6 of the Merger Agreement, and the restrictions set forth in this Agreement shall only apply to such Stockholder in his, her or its capacity as a shareholder of Foamix.

10.         Adjustments.  After the date of this Agreement and prior to the termination of this Agreement in accordance with Section 12, in the event of a stock split, stock dividend or distribution, or any change in the Voting Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Voting Stock” shall be deemed to refer to and include such securities as well as all such stock dividends, distributions and any securities in to which or for which any or all of such securities may be changed or exchange or which are received in such transaction.

11.         Further Assurances.  The Stockholder shall, without further consideration, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Menlo may reasonably request in order to vest, perfect, confirm or record the rights granted to Menlo under this Agreement.

12.         Termination.  This Agreement shall automatically terminate and be of no further force or effect upon the earliest to occur of:

12.1          the termination of this Agreement by the mutual written consent of Menlo and the Stockholder;

12.2          the termination of the Merger Agreement in accordance with its terms prior to the Effective Time;

12.3          a Foamix Adverse Recommendation Change to the extent permitted by, and subject to the applicable terms and conditions of, Section 5.6(b) of the Merger Agreement;

12.4          the Effective Time; and

12.5          any amendment to the Merger Agreement without the prior written consent of the Stockholder that (i) decreases the Merger consideration or changes the form of the Merger Consideration, or (ii) otherwise amends the Merger Agreement in a manner materially adverse to the Stockholder relative to the other stockholders of Foamix (excluding, in all cases, any amendments affecting directors, officers or employees of Foamix in their capacities as such who are stockholders of Foamix).

12.6          In the event of the termination of this Agreement in accordance with this Section 12, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any party hereto, other than this Section 12 and Section 14, which provisions shall survive such termination; provided, however, that nothing in this Section 12.6 shall relieve either Party from liability for any material and intentional breach of any representation, warranty, covenant or other agreement contained in this Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity. For purposes of this Agreement, “material and intentional breach” shall mean an action or omission taken or omitted to be taken that the breaching Party intentionally takes (or fails to take) and knows would, or knows would reasonably be expected to, cause a material breach of this Agreement.

13.         No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Menlo any direct or indirect ownership or incidence of ownership of or with respect to the Stockholder’s Voting Stock.  All rights, ownership and economic benefits of and relating to the Stockholder’s Voting Stock shall remain vested in and belong to the Stockholder, and Menlo shall have no authority to direct the Stockholder in the voting or disposition of any of the Voting Stock except as otherwise provided herein.

14.         Miscellaneous.

14.1          Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

14.2          Non-survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the termination of this Agreement.  This Section 14.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the termination of this Agreement.

14.3          Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

14.4          Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

14.5          Enforcement.  The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court this being in addition to any other remedy to which they are entitled at law or in equity.

14.6          Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to the Stockholder, to:

[●]

with a concurrent copy to (which shall not be considered notice):

[●]

(ii) if to Menlo, to:

Menlo Therapeutics Inc.
200 Cardinal Way, 2nd Floor
Redwood City, California 94063
Tel: 650-486-1416
Attention: Steven Basta, Chief Executive Officer
Email: sbasta@menlotx.com
Facsimile: 650-249-0205

with a concurrent copy to (which shall not be considered notice):

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Fax: (212) 751-4864
Attention: Mark V. Roeder
               Joshua M. Dubofsky

Herzog, Fox and Neeman
Aisa House
4 Weismann Street
Tel Aviv, Israel 6423904
Fax No: (972) 3696-6464
Attention: Hanan Haviv, Adv.
               Yuval Meidar, Adv.

14.7          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

14.8          Consent to Jurisdiction.  Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court for the purpose of any action or proceeding arising out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court located in the State of Delaware or a Delaware state court.

14.9          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF STOCKHOLDER OR MENLO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

14.10          Entire Agreement; Third-Party Beneficiaries.  This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties hereto with respect to the subject matter hereof.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement; provided, however that Foamix shall be deemed to be a third party beneficiary of the Stockholders obligations hereunder.

14.11          Counterparts; Facsimile Signature.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  This Agreement may be executed by facsimile signature or other electronic signature and such signature shall constitute an original for all purposes.

14.12          Effect of Headings.  Headings of the articles and sections of this Agreement and the table of contents, schedules and exhibits are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

14.13          No Presumption Against Drafting Party.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

14.14          Expenses.  Except as otherwise provided herein or in the Merger Agreement, all fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.

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In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

Menlo Therapeutics Inc.

By:	/s/
Name:
Title:

[Stockholder]
Name:
Title:

SCHEDULE A

 Voting Stock

Name of Stockholder	Number and Class of Securities Owned